EXHIBIT 23.4

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44977 on Form S-8 and Registration Statements No. 333-74538, No. 333-77375, No. 333-101398 and No. 333-104656 on Form S-3 of NovaStar Financial, Inc. (the “Company”) of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Kansas City, Missouri

May 7, 2003

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

NovaStar Financial, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 333-44977 on Form S-8 and Registration Statements No. 333-74538, No. 333-77375, No. 333-101398 and No. 333-104656 on Form S-3 of NovaStar Financial, Inc., of our report, dated February 9, 2001, relating to the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2000, which report appears in the December 31, 2002 Annual Report on Form 10-K of NovaStar Financial, Inc.

/s/    KPMG LLP

Kansas City, Missouri

May 7, 2003